Exhibit 10.2

CONVERTIBLE NOTE AGREEMENT

THIS AGREEMENT is made on the 25th day of August, 2015 (the “Effective Date").

BETWEEN:

Jerry Katell
Katell Productions, LLC,
Katell Properties,LLC
100 Wilshire Boulevard, Suite 1830
Santa Monica, CA 90401- l I84, USA

(The “Lender”)

DSG GLOBAL INC., a company duly incorporated under the laws of the State of Nevada with its business offices at 214 - 5455 152" Street, Surrey BC V3 S 5A5, Canada and The Oxford Science Centre, Oxford, United Kingdom, OX4 4GA,

(The “Borrower")

WHEREAS:

A. The Borrower has requested the Lender to make available to it a Convertible Note  in the total amount   of $250,000.00 (USD) TWO HUNDRED AND FIFTY THOUSAND DOLLARS (the “Principal Amount”):

B. The Lender has agreed to make such a Note available to the Borrower on the terms and conditions hereinafter set forth.

THEREFORE THIS AGREEMENT WITNESSES   that pursuant to the premises and in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

1.00 NOTE

1.01 The Borrower acknowledges that the Lender has advanced to the Borrower the Principal Amount of $250,000.00 USD, The Principal Amount together with interest @ 10% per annum (the “Note”) to be repaid as provided herein.

2.00 TERM AND REPAYMENT

2.0 l The term of the Note shall be SIX MONTHS from date of contract or upon filing of the registration statement and payment deposit (the “Term”).

2.02 The Convertible Note shall  be repaid as follows: The Principal and interest of l0% per annum to be repaid in full by way of common shares in DSG GLOBAL INC. converted , USD $1.75 per share with piggyback registration rights on the first registration statement filed by  DSG  GLOBAL  INC.  and one  full  warrant,  USD $2.25with each share.

3.0  INTEREST The interest (the “Interest”) shall be paid as follows:

(a) 10% per annum on the Principal Amount to be paid at the end of the term by way of cash or stock as indicated in 2.02.

3.02      No interest shall accrue on the Interest.

4.00      RIGHT OF CONVERSION

4.01 The Lender may convert the Note into common shares of the Borrower (DSG GLOBAL INC. CLASS A SHA RES) at the price of $1.75 per share plus one warrant
@ USD 2.25 for each share purchased.

5.04 No failure or delay on the part of the Lender in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have.

6.00   REPRESENTATIONS AND WARRANTIES

6.0 l   The Borrower represents and warrants that:

(a)  t is a duly incorporated company and is in good standing under the laws of the State of Nevada and has the power and authority to carry on its business as now being conducted;
(b)  he execution and delivery of this Agreement and the performance of its provisions have been duly authorized by all necessary action of the Borrower;
(c)  here are no actions, proceedings or investigations pending or, to the knowledge of the Borrower, threatened which question the validity of this Agreement, or the validity of any acts to be taken pursuant hereto which might result in any material adverse change in the condition or business of the Borrower or the Borrower’s ability to perform its obligations under this Agreement;
(d)  neither the entering into, nor the carrying out by the Borrower of its obligations set forth in this Agreement will result in any breach of or be in conflict with any term or provision of the Memorandum or Articles of the Borrower.

6.02 The Lender warrants and represents to the Borrower that it will, to the best of its ability, carry out the terms contained in this Agreement.6.03 All representations, warranties and agreements made herein are material and will conclusively be deemed to have been relied on by the Lender notwithstanding any prior or subsequent investigation by the Lender and will survive the advance of the Note and the fulfillment of all of the transactions and deliveries contemplated hereunder continuing in full force and effect so long as any amount of the Note remains outstanding and unpaid.

7.00 MISCELLANEOUS

7.0 l    This Agreement may not be modified or amended except with the written consent of the parties hereto.

7.2 The parties will execute such further assurances and other documents and instruments and do such other things as may be necessary to implement and carry out the intent of this Agreement.

7.3 The provisions herein constitute the entire agreement between the parties and supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

7.4 Any notice required to be given hereunder by any party will be deemed to have been well and sufficiently given if mailed by pre-paid registered mail, or delivered to whom   it  is  directed  at  its  address  set  out  on  page   I,  or  such other address as any party may, from time to time, direct in writing, and any such notice will be deemed to have been received, if mailed, five business days after the day of mailing and, if delivered, upon the date of delivery. If normal mail service is interrupted by strike, slow-down, force majeure or any other cause, a notice sent by mail will not be deemed to be received until actually received, and the party sending the notice will deliver such notice in order to ensure prompt receipt thereof.

7.5 Time will be of the essence hereof.

7.6 Nothing contained in this Agreement will prejudice or impair any other right or remedy which the Lender may otherwise have with respect to the Convertible Note hereunder or any rights or remedies it may have with respect to other loans which the Lender may make to the Borrower.

7.7 The Agreement shall not be assigned by either party without written consent of the other.

7.8 This Agreement will be binding upon and ensure to the benefit of the Borrower, and the Lender and their respective successors and assigns.

7.9 The parties hereto confirm that they have been recommended to obtain independent legal advice prior to the execution of this Agreement and confirm that they have obtained independent legal advice or alternatively, have waived their right to the same.

7.10  This Agreement will in all respects be  governed by and be construed in accordance with the laws of California.

7.11  If any one or more of the provisions contained in this Agreement is found to be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired and such unenforceable or invalid provisions shall be severable from the remainder of this Agreement.

IN WITNESS WHEREOF the parties hereto have set their hands and seals as of the day and year first above written.

LENDER

/s/ Jerry Katell
Authorized Signatory of the Lender

DSG GLOBAL INC.

/s/ Robert Silzer
Robert Silzer
Chief Executive Officer and Chief Financial Officer